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                                                                    EXHIBIT 21.1

                      SUBSIDIARIES OF POST PROPERTIES, INC.
                             (AS OF MARCH 12, 2004)



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
               NAME                                                         STATE OF FORMATION
               ----                                                         ------------------
1.             1499 Massachusetts Avenue, Inc.                              Delaware
2.             1499 Massachusetts Holding, LLC                              Delaware
3.             Addison Circle Access, Inc.                                  Delaware
4.             Addison Townhomes One, Ltd.                                  Texas
5.             Akard-McKinney Investment Company, LLC                       Texas
6.             Armada Condominiums, L.P.                                    Georgia
7.             Armada Denver Condominiums, LLC                              Texas
8.             Armada Homes, Inc.                                           Delaware
9.             Armada Phoenix Townhomes, LLC                                Texas
10.            Armada Residences, L.P.                                      Georgia
11.            Briarcliff Commercial Property, LLC                          Georgia
12.            Cumberland Lake, Inc.                                        Georgia
13.            Greenwood Residential, LLC                                   Texas
14.            P/C 89th Street LLC                                          Delaware
15.            P/C First Avenue LLC                                         Delaware
16.            Post 89th Street, LLC                                        Georgia
17.            Post 1499 Massachusetts, LLC                                 Georgia
18.            Post Apartment Homes, L.P.                                   Georgia
19.            Post Asset Management, Inc.                                  Georgia
20.            Post Austin Triangle, L.P.                                   Georgia
21.            Post Biltmore, LLC                                           Delaware
22.            Post Carlyle I, LLC                                          Georgia
23.            Post Carlyle II, LLC                                         Delaware
24.            Post Carlyle Services, LLC                                   Georgia
25.            Post Construction Services, Inc.                             Georgia
26.            Post Development Services Limited Partnership                Georgia
27.            Post GP Holdings, Inc.                                       Georgia
28.            Post Landscape Group, Inc.                                   Georgia
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
29.            Post LP Holdings, Inc.                                       Georgia
30.            Post Paseo Colorado, LLC                                     Delaware
31.            Post Peachtree, LLC                                          Delaware
32.            Post Rice Lofts, LLC                                         Texas
33.            Post Services, Inc.                                          Georgia
34.            Post Triangle, LLC                                           Georgia
35.            Post Uptown, LLC                                             Texas
36.            Post West Avenue, LLC                                        Georgia
37.            Post West Avenue Lofts, L.P.                                 Georgia
38.            Post-AmerUs American Beauty Mill, L.P.                       Georgia
39.            Post-AmerUs Bennie Dillon, L.P.                              Georgia
40.            Post-AmerUs Rice Lofts, L.P.                                 Georgia
41.            Post-AmerUs Wilson Building II, L.P.                         Georgia
42.            Post-AmerUs Wilson Building, L.P.                            Georgia
43.            STS Loan & Management, Inc.                                  Georgia
44.            Residential Ventures, Inc.                                   Georgia
45.            Rice Lofts, LP                                               Texas
46.            Riverside Villas, LLC                                        Georgia
47.            Rocky Point Management, Inc.                                 Georgia
48.            Rose Hill Associates, LLC                                    Delaware
49.            STS Loan, L.P.                                               Georgia
50.            Uptown Denver, LLC                                           Colorado
51.            Villas at Parkway Village, LP                                Georgia
52.            Villas GP, LLC                                               Georgia
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